UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2012 (November 21, 2012)

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On November 16, 2012, the board of directors of American Realty Capital Healthcare Trust, Inc. (the “Company”) ratified the Company’s entry, through its sponsor, into asset purchase agreements to acquire the fee simple interest in four senior housing communities located in Georgia and Florida, as described below. The Company completed its due diligence review as of November 21, 2012, which was prior to the end of the due diligence period upon which the asset purchase agreements were conditioned, among other conditions.

Item 2.01 is incorporated by reference herein.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

On November 21, 2012, the Company, through subsidiaries of its operating partnership, closed its acquisition of the fee simple interest in four senior housing communities located in Palm Coast, Florida and Georgia (Douglasville, Stockbridge and Sugar Hill). The sellers of the properties were Palm Coast SLP LLC, Douglasville SLP, LLC, Stockbridge Senior Living Partners, LLC and Sugar Hill SLP LLC, respectively. None of the sellers has a material relationship with the Company and none of the acquisitions was an affiliated transaction.

The contract purchase price of the properties was $65.9 million. The Company funded the acquisition of the properties with proceeds from its ongoing public offering. The properties contain an aggregate of 270,252 rentable square feet. Each of the properties is predominantly focused on assisted living with a separate wing to provide memory care services.

The properties were acquired using a structure created under the REIT Investment Diversification and Empowerment Act, pursuant to which the Company will receive operating income generated from the operations of the senior housing communities. Principal Senior Living Group, an affiliate of the sellers, will manage the properties and will receive a market rate management fee pursuant to a management contract.

Item 9.01.      Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements relating to the properties described in Item 2.01, required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: November 28, 2012	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors